PRICING SUPPLEMENT NO. 5                                     Rule 424(b)(3)
DATED: August 20, 1997                                     File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:          Floating Rate Notes    Book Entry Notes
$30,000,000                [x]                    [x]

Original Issue Date:       Fixed Rate Notes       Certificated Notes
August 22, 1997            [_]                    [_]

Maturity Date:
August 24, 1998

Option to Extend Maturity:           No  [x]

                                     Yes [_]   Final Maturity Date:

                                                   Optional          Optional
                           Redemption              Repayment         Repayment
Redeemable On              Price(s)                Date(s)           Price(s)
-------------              ----------              ---------         ---------

N/A                        N/A                     N/A               N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: 5.59891%

Index Maturity:  One Month

Spread (plus or minus): -0.03%
-------------------------

*        9/24/97, 10/24/97, 11/24/97, 12/24/97, 1/26/98, 2/24/98,
         3/24/98, 4/24/98, 5/26/98, 6/24/98 and 7/24/98.

**       9/24/97, 10/24/97, 11/24/97, 12/24/97, 1/26/98, 2/24/98, 3/24/98,
         4/24/98, 5/26/98, 6/24/98, 7/24/98 and 8/24/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

NYFS04...:\25\22625\0122\1824\HHH8217L.440